Exhibit 8.1


                           Winthrop & Weinstine, P.A.
                            3000 Dain Rauscher Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402


                                 April 27, 2001


Board of Directors of
Bremer Financial Corporation
445 Minnesota Street, Suite 2000
Saint Paul, Minnesota 55101

Bremer Capital Trust I
c/o Bremer Financial Corporation
445 Minnesota Street, Suite 2000
Saint Paul, Minnesota 55101

Re:      Registration Statement on Form S-2
         Registration No. 333-58576

Ladies and Gentlemen:

We have acted as special counsel for Bremer Financial Corporation, a Minnesota corporation (the "Company"), and Bremer Capital Trust I ("Bremer Capital"), a statutory Delaware business trust, in connection with the above-referenced Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of Bremer Capital's 2,200,000 Capital Securities.

In connection with this opinion, we have examined either originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of Bremer Capital filed with the Secretary of State of the State of Delaware on April 20, 2001; (ii) the form of the Trust Agreement of Bremer Capital by and among Robert B. Buck and Stuart F. Bradt, as regular trustees, the Company and Wilmington Trust Company, as Delaware and Property Trustee (the "Trust Agreement"); (iii) the form of the Capital Securities Certificate (the "Capital Securities Certificate"); (iv) the form of the Capital Securities Guarantee Agreement by and between the Company and Wilmington Trust Company, as Capital Guarantee Trustee (the "Capital Securities Guarantee"); (v) the form of the Junior Subordinated Debentures (the "Junior Subordinated Debentures"); and
(vi) the form of the Subordinated Indenture by and between the Company and Wilmington Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement (the "Indenture"). We also have examined either originals or copies,

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April 27, 2001
Page 2


certified or otherwise identified to our satisfaction, of such other documents, certificates, and records and have conducted such legal research and investigation as we have deemed to be necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the copies. In making our examination of documents executed by parties to the documents other than the Company or Bremer Capital, we have assumed that the parties had the power, corporate or otherwise, to enter into and to perform all obligations thereunder, the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by the parties to such documents and that the documents constitute valid and binding obligations of the parties. In addition, we have assumed that the Trust Agreement, the Capital Securities Certificate, the Capital Securities Guarantee, the Junior Subordinated Debentures, and the Indenture, when executed, will be executed in substantially the forms reviewed by us and that the terms of the Junior Subordinated Debentures, when established in conformity with the Indenture, will not violate any applicable law. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers, directors, trustees, and other representatives of the Company, Bremer Capital, and others.

Based upon and subject to the foregoing and the further qualifications, assumptions and limitations set forth below, we are of the opinion as of the date hereof that:

Although the discussion set forth under the heading "Federal Income Tax Consequences" in the form of Prospectus for the offering of Capital Securities filed as part of the Registration Statement (the "Prospectus") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Capital Securities, such discussion constitutes in all material respects a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of Capital Securities based upon current law. It is possible that the contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Current law also is subject to change at any time and with possible retroactive effect.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted, or otherwise referred to for any other purpose. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. Notwithstanding such consent, this opinion may not be relied upon by any person or entity other than the addressees hereof. Further, by giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure set forth in the Prospectus and Registration Statement filed as of the date hereof. We

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April 27, 2001
Page 3


disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By - /s/ Michele D. Vaillancourt
         Michele D. Vaillancourt